EXHIBIT 32g

        CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18
                            OF THE UNITED STATES CODE

      I, E. James Ferland, Chief Executive Officer of PSEG Energy Holdings L.L.C., to the best of my knowledge, certify that (i) the Annual Report of PSEG Energy Holdings L.L.C. on Form 10-K for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the PSEG Energy Holdings L.L.C.


                                        /s/ E. James Ferland
                                        ----------------------------------------
                                        E. JAMES FERLAND
                                        PSEG Energy Holdings L.L.C.
                                        Chief Executive Officer
                                        February 27, 2007